Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com / mbriggs@psbpr.com

www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES ADDS ORAN MUDUROGLU TO BOARD OF DIRECTORS

Minneapolis, February 8, 2010 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization software solutions, today announced that Oran Muduroglu has been appointed a member of the board of directors. Muduroglu has more than 22 years of experience in healthcare information technology as the co-founder of Stentor, Inc. a disruptive innovator in the PACS industry, and most recently, served as the chief executive officer of Healthcare Informatics, a Business Group within Philips Healthcare.

“We are thrilled to have Oran join our board of directors,” said Michael H. Carrel, Vital Images president and chief executive officer. “Oran brings an impressive track record for developing and delivering robust healthcare informatics solutions.  An industry veteran, he is well known and respected in healthcare informatics and has strong experience in improving  healthcare quality, providing cost-efficient access to healthcare-related information and building partnerships with leading medical institutions.”

At Philips Medical Systems’ Healthcare Informatics, Muduroglu was responsible for the horizontal clinical applications across the healthcare division, a $10 billion business. In 1998, Muduroglu co-founded and became chief executive officer of Stentor (acquired by Philips in 2005), where he helped redefine PACS, based on a service and delivery model.  In the early 1990s, he served as vice president of sales and marketing at Cemax, a medical 3D workstation developer, and prior to that, as senior product manager at Toshiba Medical, where he introduced the company’s new CT scanners in the United States. Muduroglu received his engineering degree from King’s College, London.

Muduroglu said, “Vital Images has significantly expanded its clinical applications. The company’s  unwavering commitment to research and development has led to an invaluable platform technology supporting best-of- breed clinical solutions for the hospital enterprise. That has impressed me, and I look forward to working with the other members of Vital Images’ board, and Mike and his management team, to execute the strategic plan for growth.”

Muduroglu will stand for election at the next annual shareholders’ meeting of Vital Images, with the other directors of the company.

About Vital Images

Vital Images, Inc., is a leading provider of advanced visualization software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine. Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2008. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and the company undertakes no obligation to update them to reflect subsequent events or circumstances.

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